Exhibit 10.10

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (“Agreement”) is entered into as of December 30, 2023 (“First Amendment Effective Date”) by and among IONETIX CORPORATION, a Delaware corporation (“Borrower”), the Lenders (as defined in the Credit Agreement (as defined herein)), SHAMROCK IONETIX, LLC, as administrative agent (“Administrative Agent”) and as collateral agent (“Collateral Agent”).

W I T N E S S E T H:

WHEREAS, Administrative Agent, Collateral Agent, Lenders and Borrower are parties to that certain Credit Agreement dated as of February 24, 2023 (as amended, restated, supplemented or modified from time to time, the Credit Agreement as amended by this Agreement is referred to herein as the “Credit Agreement”); unless otherwise defined herein, capitalized terms used herein that are not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement);

WHEREAS, on or about May 2, 2023, the Borrower formed Ionetix Alpha Corporation, a Delaware corporation (“Ionetix-α”) as a wholly-owned Subsidiary of Borrower;

WHEREAS, the Borrower is required pursuant to Section 5.12 of the Credit Agreement to join Ionetix-α as a Loan Party;

WHEREAS, on June 1, 2023, Ionetix-α and POINT Biopharma Inc., a Delaware corporation, entered into that certain Convertible Note Purchase Agreement (as amended, restated, supplemented or otherwise modified time to time, the “Convertible Note Purchase Agreement”);

WHEREAS, certain Events of Default have occurred and are continuing under the Credit Agreement, more fully described in Section 3(a) of this Agreement (the “Specified Events of Default”);

WHEREAS, Borrower has requested, and Administrative Agent and Lenders desire to grant, a limited waiver with respect to the Specified Events of Default (the “Requested Waiver”); and

WHEREAS, the parties hereto desire to amend certain provisions of the Credit Agreement and join Ionetix-α as a Loan Party, on the terms and subject to the satisfaction of the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

1. Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 4 of this Agreement and in reliance upon the representations and warranties made by the Loan Parties in Section 5 hereof, the Credit Agreement is hereby amended as set forth below in this Section 1:

a. Section 1.01 of the Credit Agreement is hereby amended by inserting each of the following new definitions in its proper alphabetical order:

““Contribution Agreement” shall mean that certain Contribution Agreement dated as of May 2, 2023 and that certain Second Contribution Agreement dated September 29, 2023, by and between Borrower and Ionetix-α, and as in effect as of the First Amendment Effective Date.”

““Convertible Note Purchase Agreement” shall mean that certain Convertible Note Purchase Agreement dated as of June 1, 2023, by and among Ionetix-α and POINT Biopharma Inc., a Delaware corporation, as amended by that certain Amendment of Convertible Note Purchase Agreement dated as of September 29, 2023, and as in effect as of the First Amendment Effective Date.”

‘“First Amendment Effective Date” shall mean December 20, 2023.”

‘“Ionetix-α” shall mean Ionetix Alpha Corporation, a Delaware corporation.”

‘“Ionetix-α Asset Contribution” shall mean the contribution of cash amounts by Borrower to Ionetix-α pursuant to the Contribution Agreement.”

b. Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of Loan Documents as follows:

““Loan Documents” shall mean this Agreement, the Security Documents, the Warrant Documents, any subordination agreement or intercreditor agreement, the promissory notes, if any, executed or delivered pursuant to Section 2.04(d) and any other document executed or delivered in connection with the foregoing.”

c. Section 3.27 of the Credit Agreement is hereby amended by: (i) deleting the number “165,000,000” and replacing it with “186,857,150”; and (ii) deleting the number “49,050,528” and replacing it with “72,857,150”.

d. Article III of the Credit Agreement is hereby amended by inserting a new Section 3.31 at the end thereof as follows:

“SECTION 3.31. Account Balance. As of the First Amendment Effective Date, Borrower has provided the Administrative Agent with evidence in form and substance satisfactory to the Administrative Agent that the balance of that certain account ending in -3158 maintained with Bank of America is $0.00 (the “BoA Account”) and that all proceeds thereof have been transferred to a Controlled Account. Borrower agrees not to allow any funds to be held in the BoA Account any time.”

e. Section 5.05 of the Credit Agreement is hereby amended by: (i) deleting the word “and” at the end of clause (f), (ii) replacing the “.” at the end of clause (g) with “; and” and (iii) inserting a new clause (h) at the end thereof as follows:

“(h) all executed amendments, waivers, consents and material notices (including any notice of default, requirement of contribution, conversion or redemption) which the Borrower, Ionetix-α or any Subsidiary sends or receives in respect of the Convertible Note Purchase Agreement.”

f. Section 5.13 of the Credit Agreement is hereby amended by inserting a new clause (g) at the end thereof as follows:

“(g) As soon as practicable after the First Amendment Effective Date, Borrower shall provide the Administrative Agent with evidence in form and substance satisfactory to the Administrative Agent of the closure of that certain account ending in -3158 maintained with Bank of America.”

g. Section 6.01(a) of the Credit Agreement is hereby amended and restated in full as follows:

“(a) Indebtedness of Ionetix-α in an aggregate original principal amount not to exceed $10,000,000 evidenced by the Convertible Note Purchase Agreement, as in effect on the First Amendment Effective Date, solely to the extent that the obligations thereunder have not been converted to Equity Interests of Ionetix-α in accordance with the terms therein.”

h. Section 6.05 of the Credit Agreement is hereby amended and restated by amending and restating Section 6.05(b) in full as follows:

“(b) (i) Make any Asset Sale (other than as permitted under paragraph (a) above) unless (x) such Asset Sale is for consideration at least 85% of which is cash, (y) all such consideration is at least equal to the fair market value of the assets being sold, transferred, leased or disposed of, and the fair market value of all assets sold, transferred, leased (other than those leased in the ordinary course of business) or disposed of pursuant to this paragraph (b) shall not exceed $500,000 in the aggregate and (z) such Asset Sale shall not be in respect of any Material Intellectual Property or (ii) without the prior written consent of the Administrative Agent, otherwise sell, transfer, lease or otherwise dispose of any assets of the Borrower to Ionetix-α (including, without limitation, pursuant to the purchase of additional Equity Interests of Ionetix-α) except such contributions that have been made prior to the First Amendment Effective Date which consist of the cash contributions made under the Contribution Agreement.”

i. Section 6.09(a) of the Credit Agreement is hereby amended and restated in full as follows:

“(a) Permit (i) any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement pursuant to which any Material Indebtedness of the Borrower or any of the Subsidiaries is outstanding if the effect of such waiver, supplement, modification, amendment, termination or release would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner adverse to the Borrower, any of the Subsidiaries or the Lenders, (ii) any waiver, supplement, modification, amendment, termination or release of (x) its certificate of incorporation, memorandum of association, articles of association, by-laws, operating, management or partnership agreement or other organizational documents or (y) any Material Intellectual Property or any documentation governing any Material Intellectual Property, in each case, to the extent any such waiver, supplement, modification, amendment, termination or release could reasonably be expected to be adverse to the Lenders, in the sole judgment of the Required Lenders, (iii) any waiver, supplement, modification, amendment, termination or release of the Investor Rights Agreement, any other Warrant Document or any other certificate of incorporation, memorandum of association, articles of association, by-laws, operating, management or partnership agreement or other organizational documents of the Borrower, in each case, to the extent any such waiver, supplement, modification, amendment, termination or release would be adverse to any Warrant Investor, in the judgment of such Warrant Investor, (iv) any waiver, supplement, modification, amendment, termination or release of the Cira Loan Agreement unless the Borrower shall have received the prior written consent of the Administrative Agent or (v) any waiver, supplement, modification, amendment, termination or release of the Convertible Note Purchase Agreement or the Contribution Agreement unless the Borrower shall have received the prior written consent of the Administrative Agent.”

Pursuant to the foregoing, the Administrative Agent, Collateral Agent, the Lenders, and Warrant Investors agree that the following amendment to Article IV, Paragraph A of the Borrower’s Certificate of Incorporation is not adverse to the Lenders or Warrant Investors:

“The Company is authorized to issue two classes of stock, to be designated, respectively, ‘Common Stock’ and ‘Preferred Stock.’ The total number of shares of all classes of stock which the Company shall have authority to issue is 339,843,680 shares, 201,142,870 shares of which shall be Common Stock (‘Common Stock’) and 138,700,810 shares of which shall be Preferred Stock, which shall be divided into six series, consisting of 12,285,713 shares of Series A Preferred Stock (‘Series A Preferred’), 7,500,000 shares of Series B Preferred Stock (‘Series B Preferred’), 5,000,000 shares of Series C Preferred Stock (‘Series C Preferred’), 4,100,799 shares of Series D Preferred Stock (‘Series D Preferred’), 22,671,428 shares of Series E Preferred Stock (‘Series E Preferred’), and 87,142,870 shares of Series F Preferred Stock (‘Series F Preferred,’). ‘Preferred Stock’ includes Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, and Series F Preferred, collectively. The Preferred shall have a par value of $0.0001 per share and the Common Stock shall have a par value of $0.0001 per share.”

j. Section 6.10 of the Credit Agreement is hereby amended and restated in full as follows:

k. “SECTION 6.10. Acquisition of Assets. As to (i) Ionetix-α, purchase or acquire any property or assets, or open or maintain any deposit accounts, brokerage accounts or securities investment accounts except amounts held in deposit account # -1512 at PNC Bank, National Association, which is subject to a Control Agreement in favor of the Secured Parties which Ionetix-α maintains as of the First Amendment Effective Date; and (ii) the Borrower and each other Loan Party, cause or permit Ionetix-α to take any action specified in clause (i) of this Section 6.10.”

l. Section 6.11 of the Credit Agreement is hereby amended and restated in full as follows:

“SECTION 6.11. Working Capital. Permit the working capital of Ionetix-α to be less than $1,000,000 at any time.”

m. Article VI of the Credit Agreement is hereby amended by inserting a new Section 6.15 at the end thereof as follows:

“SECTION 6.15. Liabilities. Anything contained herein or in any other Loan Document to the contrary notwithstanding, as to (i) Ionetix-α, enter into, incur, assume, create, or otherwise permit to exist any Indebtedness, liabilities, or any other monetary obligations at any time other than those arising pursuant to the Notes (as such term is defined in the Convertible Note Purchase Agreement) which are outstanding and as in effect as of the First Amendment Effective Date and (ii) the Borrower and each other Loan Party, cause or permit Ionetix-α to take any action specified in clause (i) of this Section 6.15.”

2. Joinder of Ionetix-α. Subject to the satisfaction of the conditions precedent set forth in Section 4 of this Agreement and in reliance upon the representations and warranties made by the Loan Parties in Section 5 hereof:

(a) Ionetix-α hereby joins in, assumes, adopts and becomes a Loan Party under the Credit Agreement and all other Loan Documents. All references to Loan Party or Loan Parties contained in the Loan Documents are hereby deemed for all purposes to also refer to and include Ionetix-α as a Loan Party. Accordingly, Ionetix-α hereby agrees to (i) be bound by all of the conditions, covenants, representations, warranties, and other agreements set forth in the Credit Agreement and the other Loan Documents, and (ii) promptly execute all further documentation required by Administrative Agent, Collateral Agent or Lenders to be executed by Ionetix-α.

(b) Without limiting the generality of the provisions of subparagraph (a) above, Ionetix-α is thereby jointly and severally liable, along with Borrower and all other Loan Parties for all existing and future Loans and other Obligations incurred at any time by any one or more Borrowers under the Loan Documents.

3. Default and Waiver.

a. Specified Events of Default. In this Agreement, Specified Events of Default include:

i.	Ionetix-α’s failure to timely enter the Credit Agreement as a Loan Party or execute a joinder to the Credit Agreement.

ii.	Ionetix-α entering and incurring the Indebtedness under the Convertible Note Purchase Agreement.

iii.	Borrower’s failure to make a mandatory prepayment of the Term Loan in the amount of the Extraordinary Receipt and Net Cash Proceeds received in exchange for the Notes (as such term is defined in the Convertible Note Purchase Agreement) under Section 2.13(c) or (d) of the Credit Agreement.

iv.	Failure by Borrower or Ionetix-α to provide any required notice in connection with the Ionetix-α Asset Contribution or another Specified Event of Default (including under Sections 5.05(a) or (e)-(f), 5.06(a), and 7.01(b), (d), or (f) of the Credit Agreement).

v.	Borrower’s failure to close the BoA Account under Section 5.16(c) of the Credit Agreement.

vi.	The Ionetix-α Asset Contribution, including transactions among Borrower and Ionetix-α to which Section 6.04, 6.07 or 6.09(a) of the Credit Agreement may apply.

vii.	Any delay in subjecting the deposit account # -1512 at PNC Bank, National Association to “control” under Section 5.13(b) of the Credit Agreement or taking any other action with respect to such account required by Section 5.13 of the Credit Agreement.

viii.	Any Event of Default or Default (as defined in Articles I and VII of the Credit Agreement) that is a logical result or corollary of a Specified Event of Default, or of which the Administrative Agent and Lenders have been reasonably informed by any Loan Party in connection with the Ionetix-α Asset Contribution or otherwise have knowledge.

b. Limited Waiver. Subject to the satisfaction of the conditions precedent set forth in Section 4 of this Agreement, the Administrative Agent, the Lenders and the Collateral Agent hereby grant the Requested Waiver solely with respect to the Specified Events of Default; provided, that the foregoing waiver shall be effective only to the extent specifically set forth herein and shall not (a) be construed as a consent to or waiver of any breach, Default or Event of Default other than as specifically waived herein nor as a waiver of any breach, Default or Event of Default of which the Administrative Agent, the Lenders or the Collateral Agent have not been informed by the Borrower, (b) affect the right of the Administrative Agent, the Lenders or the Collateral Agent to demand compliance by each Loan Party with all terms and conditions of the Credit Agreement and the Loan Documents, except as specifically consented to, modified or waived by the terms hereof, (c) be deemed a consent to or waiver of any future transaction or action on the part of any Loan Party requiring the Administrative Agent, the Lenders’ or the Collateral Agent’s consent or approval under the Credit Agreement or the Loan Documents, or (d) except as set forth specifically herein, diminish, prejudice or waive any of Administrative Agent’s, the Lenders’ or Collateral Agent’s rights and remedies under the Credit Agreement, any of the other Loan Documents, or applicable law, whether arising as a consequence of any Default or Event of Default which may now exist or otherwise, and the Administrative Agent, the Lenders and the Collateral Agent each hereby reserve all of such rights and remedies.

4. Conditions. The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent (the date on which all conditions are satisfied (or waived by the Administrative Agent), the “First Amendment Effective Date”):

a. the execution and delivery of this Agreement by the Borrower, Administrative Agent, Collateral Agent and the Required Lenders;

b. the representations and warranties set forth in Section 4 of this Agreement, Article III of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date;

c. no Default or Event of Default (other than the Specified Events of Default) shall have occurred and be continuing;

d. the execution and delivery of the supplement to Guarantee and Collateral Agreement by Ionetix-α, as acknowledged by the Administrative Agent, substantially in the form of Exhibit A to the Guarantee and Collateral Agreement (“Supplement”);

e. the Administrative Agent and the Lenders shall have received (i) a copy of the certificate or articles of incorporation and bylaws including all amendments thereto, of Ionetix-α, certified as of a recent date by the Secretary of State of Delaware, and a certificate as to the good standing of Ionetix-α as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary, Assistant Secretary or another Responsible Officer of each Loan Party dated the First Amendment Effective Date and certifying (A) that attached thereto is a true and complete copy of the certificate of incorporation, memorandum of association, articles of association or by-laws of such Loan Party as in effect on the First Amendment Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of (x) resolutions duly adopted by the board of directors or other governing body of such Loan Party and (y) to the extent necessary, the consents of the stockholders of such Loan Party, in each case, authorizing the execution, delivery and performance of this Agreement, the joinder of Ionetix-α, the Ionetix-α Asset Contribution1 and entry into the other Loan Documents to which such Person is a party, and that such resolutions and consents, as applicable, have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of the Borrower have not been amended since the date of the most recent amendment reflected in the documents attached to such certificate of the Secretary, Assistant Secretary or other Responsible Officer, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary, Assistant Secretary or Responsible Officer executing the certificate pursuant to clause (ii) above; and (iv) such other documents as the Lenders or the Administrative Agent may reasonably request;

f. the Administrative Agent and the Lenders shall have received a fully executed complete and accurate copy of (i) the Convertible Note Purchase Agreement, with all amendments and other modifications thereto, as certified as being complete and accurate and without modification as of the First Amendment Effective Date, and (ii) the Contribution Agreement, with all amendments and other modifications thereto, as certified as being complete an accurate without modification as of the First Amendment Effective Date, in each case by a Responsible Officer of the Borrower;

[1]	ML: Under the Contribution Agreements, Ionetix Corporation made two separate cash contributions of 2.5M USD.

g. the Administrative Agent and the Lenders shall have received all amounts due and payable on or prior to the First Amendment Effective Date, including the reimbursement for all fees, costs and expenses incurred in connection with this Agreement and the other Loan Documents, including the reasonable and documented fees, charges and disbursements of Morgan, Lewis & Bockius LLP counsel to the Agents and the Lenders;

h. the Administrative Agent and the Lenders shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;

i. the Collateral Agent and the Lenders shall have received an updated Perfection Certificate with respect to the Loan Parties dated the First Amendment Effective Date and duly executed by a Responsible Officer of the Borrower;

j. the Administrative Agent and the Lenders shall have received updates to the following schedules to the Credit Agreement: 3.08, 3.19, 3.20, 3.27 and 3.29;

k. the Administrative Agent and the Lenders shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.02 and the applicable provisions of the Security Documents, each of which (except as otherwise agreed by the Required Lenders in their sole discretion) shall be endorsed or otherwise amended to include a customary lender’s loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance reasonably satisfactory to the Required Lenders for each Loan Party;

l. a financing statement to be filed in the offices specified on Schedule 3.19 for Ionetix-α shall have been properly filed, registered or recorded (or duly prepared for filing, registration or recording) in each jurisdiction in which the filing, registration or recordation thereof is so required or requested; and

m. [others to be determined from disclosures].

5. Representations and Warranties. Each Loan Party hereby represents and warrants to each Agent and each Lender as follows:

a. the execution, delivery and performance by such Loan Party of this Agreement (i) have been duly authorized by all requisite corporate and, if required, stockholder action and (ii) will not (A) violate (u) any material provision of law, statute, rule or regulation, (v) any certificate or articles of incorporation, the articles of association, the memorandum of association or other constitutive documents or by-laws of the Borrower or any Subsidiary, (w) any order of any Governmental Authority, (x) any Material Contract, (y) any provision of any other indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, or (z) any preemptive rights, rights of first refusal or other rights to purchase or subscribe for debt or equity securities or rights or securities exercisable or exchangeable for or convertible into such securities applicable to the Borrower, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any Material Contract or any other such indenture, agreement or other instrument or (C) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary (other than any Lien created hereunder or under the Security Documents);

b. each Loan Party has the power and authority to execute, deliver and perform its obligations under this Agreement and each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is a party;

c. this Agreement constitutes the legal, valid and binding obligations of each Loan Party enforceable against such Person in accordance with its terms; and

d. after giving effect to this Agreement and the transactions contemplated hereby, no Default or Event of Default exists or would result from the transactions contemplated by this Agreement.

e. The only assets owned by Ionetix-α on the First Amendment Effective Date is cash in the amount of 1,000,000 held in deposit account # -1512 at PNC Bank, National Association, which is subject to a Control Agreement in favor of the Secured Parties.

6. No Modification. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Agent and Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as amended or consented to hereby, the Credit Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby. This Agreement shall constitute a Loan Document.

7. Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

8. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that none of the Loan Parties may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and all affected Lenders.

9. Governing Law. The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Agreement, including, without limitation, its validity, interpretation, construction, performance and enforcement (including, without limitation, any claims sounding in contract or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest).

10. Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

11. Captions. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

12. Reaffirmation. Each Loan Party as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Borrower’s Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each Loan Party hereby consents to this Agreement and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. Except as expressly set forth herein, execution of this Agreement shall not operate as a waiver of any right, power or remedy of the Agent or Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.

13. Release of Claims. In consideration of the Lenders’ and each Agent’s agreements contained in this Agreement, each Loan Party hereby irrevocably releases and forever discharge the Lenders and each Agent and their affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Loan Party ever had or now has against any Agent, any Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of any Agent, any Lender or any other Released Person relating to the Credit Agreement or any other Loan Document on or prior to the date hereof.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date set forth above.

IONETIX CORPORATION

By:	/s/ Kevin Cameron
Name:	Kevin Cameron
Title:	CEO

IONETIX ALPHA CORPORATION

By:	/s/ Kevin Cameron
Name:	Kevin Cameron
Title:	CEO

Signature Page

First Amendment

SHAMROCK IONETIX, LLC, as Administrative Agent, Collateral Agent and Required Lenders

By:	/s/ Gregory Martin
	Name:	Gregory Martin
	Title:	President

Signature Page

First Amendment